UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2015 (October 23, 2015)

Realogy Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Realogy Group LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Park Avenue Madison, NJ	07940
(Address of Principal Executive Offices)	(Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 23, 2015, Realogy Group LLC, a Delaware limited liability company (“Realogy Group”), an indirect wholly-owned subsidiary of Realogy Holdings Corp. (“Realogy Holdings” and, together with its wholly-owned subsidiaries, including Realogy Group, collectively, the “Company,” “we,” “us” or “our”), refinanced certain indebtedness by amending and increasing its revolving credit facility to $815 million under its existing senior secured credit agreement and by entering into a new Term Loan A facility of $435 million, both with five-year maturities. On the same date, the net proceeds from the Term Loan A facility together with revolver borrowings were used to discharge the $593 million aggregate principal amount of 7.625% Senior Secured First Lien Notes due 2020 (the “First Lien Notes”), together with applicable premiums and accrued and unpaid interest. The terms of Realogy Group’s existing Term Loan B facility under the senior secured credit agreement remain unchanged. References to “Intermediate Holdings” contained herein refer to Realogy Intermediate Holdings LLC, the direct wholly-owned subsidiary of Realogy Holdings and the holder of all of the outstanding membership interests of Realogy Group.

Item 1.01.	Entry into a Material Definitive Agreement.

1.	Second Amendment to Amended and Restated Credit Agreement

On October 23, 2015, Realogy Group entered into a second amendment to the Amended and Restated Credit Agreement, dated as of March 5, 2013, as amended as of March 10, 2014 (the “Amended and Restated Credit Agreement”), among Intermediate Holdings, Realogy Group, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto (the “Second Amendment” and, together with the Amended and Restated Credit Agreement as so amended, the “Credit Agreement”).

The Second Amendment provides for a new, five-year, $815 million revolving credit facility that refinances and replaces the prior $475 million revolving credit facility under the Amended and Restated Credit Agreement (the “Revolving Credit Facility”) and includes a $125 million letter of credit sub-facility. The Revolving Credit Facility has a maturity date of October 23, 2020. We will use the Revolving Credit Facility for, among other things, our and our respective subsidiaries’ working capital and other general corporate purposes, including, without limitation, effecting permitted acquisitions and investments. The Term Loan B facility and the synthetic letter of credit facility under the Amended and Restated Credit Agreement are unaffected by the Second Amendment.

In the event the Term Loan B under the Credit Agreement is not repaid (whether through a refinancing permitted under the Credit Agreement or otherwise) in full prior to December 5, 2019 or the maturity date of the Term Loan B facility (and any other maturity date applicable to any other term loans) has not been extended to a date not earlier than January 22, 2021, the maturity date of the Revolving Credit Facility will be December 5, 2019.

The interest rates with respect to the new revolving loans to us under the Revolving Credit Facility are based on, at our option, adjusted LIBOR plus 2.25% or ABR plus 1.25%, in each case subject to adjustment based on the Company’s then current senior secured leverage ratio.

The Revolving Credit Facility also requires us to pay the respective participating lenders a quarterly commitment fee initially equal to 0.40% per annum of the average daily amount of undrawn commitments under such facility during the preceding quarter, subject to adjustment based on then current Company’s senior secured leverage ratio.

The pricing grid is set forth below:

Senior Secured Leverage Ratio	Applicable Margin for Eurocurrency Revolving Loans	Applicable Margin for ABR Revolving Loans	Applicable Commitment Fee
Greater than 3.50:1.00	2.50%	1.50%	0.45%

Less than or equal to 3.50:1.00 but greater than or equal to 2.50:1.00	2.25%	1.25%	0.40%

Less than 2.50:1.00	2.00%	1.00%	0.35%

The Second Amendment requires us to maintain a maximum senior secured leverage ratio of 4.75 to 1.00 tested on a quarterly basis so long as there are revolving credit facility commitments outstanding under the Credit Agreement. The maximum senior secured leverage ratio will be increased to 5.25 to 1.00 for two consecutive fiscal quarters ended immediately following the closing of a material acquisition (including the fiscal quarter in which the material acquisition occurs), though prior to such ratio again increasing due to a subsequent material acquisition, there must be at least two consecutive fiscal quarters for which the maximum leverage ratio was 4.75:1.00. A material acquisition is an acquisition with consideration or the assumption of indebtedness in excess of $250 million.

2.	Term Loan A Agreement

General

On October 23, 2015, Realogy Group entered into a new Term Loan A senior secured credit agreement with Intermediate Holdings, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent for the lenders (the “Term Loan A Agreement”). J.P. Morgan Securities LLC, Barclays Bank PLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., Credit Agricole Corporate and Investment Bank, Goldman Sachs Lending Partners LLC and Suntrust Robinson Humphrey, Inc. acted as joint lead arrangers and joint bookrunners.

The Term Loan A Agreement provides for a new five-year, $435 million term loan A facility issued at par with a maturity date of October 23, 2020 (the “Term Loan A Facility”), the net proceeds of which, together with revolver borrowings, were utilized to discharge the $593 million First Lien Notes due 2020, together with premiums and accrued and unpaid interest. In the event the Term Loan B under the Credit Agreement is not repaid (whether through a refinancing permitted under the Credit Agreement or otherwise) in full prior to December 5, 2019 or the maturity date of the Term Loan B facility (and any other maturity date applicable to any other term loans) has not been extended to a date not earlier than January 22, 2021, the maturity date of the Term Loan A Facility will be December 5, 2019.

Consistent with the Credit Agreement, the Term Loan A Agreement permits us to obtain up to $500 million of additional credit facilities from lenders reasonably satisfactory to the administrative agent and us, without the consent of the existing lenders under our new senior secured credit facility, plus an unlimited amount if our senior secured leverage ratio (again calculated assuming all revolving commitments are outstanding) is less than 3.50 to 1.00 on a pro forma basis. Subject to certain restrictions, the Term Loan A Agreement also permits us to issue senior secured or unsecured notes in lieu of any incremental facility.

Scheduled amortization payments and mandatory prepayments

The Term Loan A Facility provides for quarterly amortization payments, commencing March 31, 2016, totaling the amount per annum equal to the following percentages of the original principal amount of the Term Loan A Facility: 5%, 5%, 7.5%, 10.0% and 12.5% for amortizations payable in 2016, 2017, 2018, 2019 and 2020, respectively set forth below, and with the balance payable upon the final maturity date. Consistent with the Credit Agreement, mandatory prepayment obligations under the Term Loan A Facility include:

•	100% of the net cash proceeds of asset sales and dispositions subject to certain exceptions and customary reinvestment provisions; provided that, if the senior secured leverage ratio is less than or equal to 2.50:1.00, we may retain up to $200 million of asset sale proceeds;

•	If our senior secured leverage ratio exceeds 3.25:1.00, 50% of our excess cash flow (as defined in the Term Loan A Agreement), reduced to 25% if our senior secured leverage ratio is greater than 2.50:1.00 but less than or equal to 3.25:1.00 and to 0% if our senior secured leverage ratio is less than or equal to 2.50:1.00; and

•	If our senior secured leverage ratio exceeds 2.50:1.00, 100% of the net cash proceeds received from issuances of debt, subject to certain exclusions including certain debt permitted to be incurred under the Term Loan A Agreement.

Amounts actually applied toward similar mandatory prepayment obligations under the Term Loan B facility under the Credit Agreement will on a dollar-for-dollar basis reduce the amount required to be applied toward mandatory prepayment obligations under the Term Loan A Agreement.

Voluntary prepayments and reduction and termination of commitments

We are able to prepay loans and permanently reduce the loan commitments under the Term Loan A Agreement at any time, subject to the payment of customary LIBOR breakage costs, if any.

Interest, applicable margins and fees

The interest rates with respect to term loans under the Term Loan A Facility are based on, at our option, adjusted LIBOR plus 2.25% or ABR plus 1.25%, in each case subject to adjustment based on the then current Company’s senior secured leverage ratio. The pricing grid is set forth below:

Senior Secured Leverage Ratio	Applicable LIBOR Margin	Applicable ABR Margin
Greater than 3.50 to 1.00	2.50%	1.50%

Less than or equal to 3.50 to 1.00 but greater than or equal to 2.50 to 1.00	2.25%	1.25%

Less than 2.50 to 1.00	2.00%	1.00%

Overdue amounts owing under the Term Loan A Agreement will bear interest at a rate per annum equal to the rate otherwise applicable thereto (or the rate applicable to ABR loans, in the case of any other amounts other than principal) plus an additional 2.0%.

We have the option of requesting that loans be made as LIBOR loans, converting any part of our outstanding base rate loans to LIBOR loans and converting any outstanding LIBOR loan to a base rate loan, subject to the payment of LIBOR breakage costs. With respect to LIBOR loans, the interest is payable in arrears at the end of each applicable interest period, but in any event at least every three (3) months. With respect to base rate loans, the interest is payable on the last business day of each fiscal quarter. In each case, calculations of interest are based on a 360-day year (or 365 or 366 days, as the case may be, in the case of loans based on the agent’s prime or base rate and actual days elapsed).

Guarantees and collateral

Our obligations under the Term Loan A Agreement and under certain interest rate protection or other hedging arrangements entered into with a lender or any affiliate thereof, consistent with the Credit Agreement, are guaranteed by Realogy Group’s parent, Intermediate Holdings, and by each of our existing and subsequently acquired or organized domestic subsidiaries, subject to certain exceptions.

The obligations under the Term Loan A Agreement are secured to the extent legally permissible by substantially all of the assets of (i) Intermediate Holdings and (ii) ours and the subsidiary guarantors, including but not limited to (a) a first-priority pledge of substantially all capital stock held by us or any subsidiary guarantor (which pledge, with respect to obligations in respect of the borrowings secured by a pledge of the stock of any first-tier foreign subsidiary, is limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary), and (b) perfected first-priority security interests in substantially all tangible and intangible assets of us and each subsidiary guarantor, subject to certain exceptions.

Covenants

The Term Loan A Agreement contains financial, affirmative and negative covenants that are substantially similar to those under the Credit Agreement and include, among other things, limitations (none of which are absolute) on our ability to:

•	declare dividends and make other distributions;

•	redeem or repurchase our capital stock;

•	prepay, redeem or repurchase certain of our indebtedness;

•	make loans or investments (including acquisitions);

•	incur additional indebtedness;

•	grant liens;

•	enter into sale-leaseback transactions;

•	modify the terms of certain debt;

•	restrict dividends from our subsidiaries;

•	change our business or the business of our subsidiaries;

•	merge or enter into acquisitions;

•	sell our assets; and

•	enter into transactions with our affiliates.

In addition, the Term Loan A Agreement requires us to maintain a maximum senior secured leverage ratio of 4.75 to 1.00 tested on a quarterly basis. The maximum senior secured leverage ratio is increased to 5.25 to 1.00 for two consecutive fiscal quarters ended immediately following the closing of a material acquisition (including the fiscal quarter in which the material acquisition occurs), though prior to such ratio again increasing due to a subsequent material acquisition, there must be at least two consecutive fiscal quarters for which the leverage ratio maximum was 4.75:1.00. A material acquisition is an acquisition with consideration or the assumption of indebtedness in excess of $250 million.

Events of default

The events of default under the Term Loan A Agreement are substantially similar to those under the Credit Agreement and include, without limitation, nonpayment, material misrepresentations, breach of covenants, insolvency, bankruptcy, certain judgments, change of control and cross-events of default on material indebtedness.

2.	Term Loan A Guarantee and Collateral Agreement

On October 23, 2015, Realogy Group entered into a Term Loan A guarantee and collateral agreement (the “Term Loan A Guarantee and Collateral Agreement”) with Intermediate Holdings, each subsidiary loan party thereto, and JPMorgan Chase Bank, N.A., as administrative and collateral agent. Pursuant to the Term Loan A Guarantee and Collateral Agreement, Realogy Group’s obligations under the Term Loan A Agreement are secured as described above under “2. Term Loan A Agreement – Guarantees and collateral” of this Item 1.01.

3.	Joinder No. 1 to the First Lien Priority Intercreditor Agreement

On October 23, 2015, Realogy Group entered into a joinder to the First Lien Priority Intercreditor Agreement, dated as of February 2, 2012 (the “Intercreditor Agreement Joinder”), with JPMorgan Chase Bank, N.A. and the other parties thereto. Pursuant to the Intercreditor Agreement Joinder, JPMorgan Chase Bank, N.A., as collateral agent under the Term Loan A Facility, became a party to the First Lien Priority Intercreditor Agreement.

***

Affiliates of JPMorgan Chase Bank, N.A., as well as certain of the lenders party to the agreements referenced in this Item 1.01, have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. They have received (or will receive) customary fees and commissions for these transactions.

Item 1.02.	Termination of a Material Definitive Agreement.

On October 23, 2015, Realogy Group issued a notice of redemption for all $593.0 million outstanding aggregate principal amount of its First Lien Notes and discharged its obligations under the Indenture (the “Indenture”), dated February 2, 2012, by and among Realogy Group, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). In connection with the redemption of the First Lien Notes and related discharge of the Indenture, Realogy Group deposited a total of $638 million with the Trustee, which included the applicable redemption premium and accrued and unpaid interest on the First Lien Notes.

The Indenture was terminated in connection with the entry by Realogy Group into the Second Amendment and the Term Loan A Agreement each described under Item 1.01 above. Proceeds from the Term Loan A Facility, together with revolver borrowings, were used to fund the redemption of the First Lien Notes. A description of the material terms of the First Lien Notes and the Indenture was included in Realogy Group’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2012. Such descriptions are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amendment, dated as of October 23, 2015, to the Amended and Restated Credit Agreement, dated as of March 5, 2013, as amended, among Realogy Intermediate Holdings LLC, Realogy Group LLC, the several lenders parties thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other agents parties thereto.

10.2	Term Loan A Agreement, dated as of October 23, 2015, among Realogy Intermediate Holdings LLC, Realogy Group LLC, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

10.3	Term Loan A Guaranty and Collateral Agreement, dated as of October 23, 2015, among Realogy Intermediate Holdings LLC, Realogy Group LLC, the subsidiary loan parties thereto and JPMorgan Chase Bank, N.A., as administrative and collateral agent.

10.4	Joinder No. 1 dated as of October 23, 2015 to the First Lien Priority Intercreditor Agreement dated as of February 2, 2012, with JPMorgan Chase Bank, N.A. and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY HOLDINGS CORP.

By:	/s/ Anthony E. Hull
Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer

Date: October 28, 2015

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY GROUP LLC

By:	/s/ Anthony E. Hull
Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer

Date: October 28, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment, dated as of October 23, 2015, to the Amended and Restated Credit Agreement, dated as of March 5, 2013, as amended, among Realogy Intermediate Holdings LLC, Realogy Group LLC, the several lenders parties thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other agents parties thereto.

10.2	Term Loan A Agreement, dated as of October 23, 2015, among Realogy Intermediate Holdings LLC, Realogy Group LLC, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

10.3	Term Loan A Guaranty and Collateral Agreement, dated as of October 23, 2015, among Realogy Intermediate Holdings LLC, Realogy Group LLC, the subsidiary loan parties thereto and JPMorgan Chase Bank, N.A., as administrative and collateral agent.

10.4	Joinder No. 1 dated as of October 23, 2015 to the First Lien Priority Intercreditor Agreement dated as of February 2, 2012, with JPMorgan Chase Bank, N.A. and the other parties thereto.